UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2006

RENAISSANCE CAPITAL GROWTH AND INCOME FUND III, INC.
(Exact name of registrant as specified in its charter)

Texas	33-75758	75-2533518
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 210, LB 59, 8080 North Central Expressway, Dallas, Texas 75206
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (214) 891-8294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Ernst & Young LLP

On January 19, 2006, the Audit Committee of the Board of Directors of Renaissance Capital Growth and Income Fund III, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. E&Y advised the Audit Committee that it would not be able to begin the audit engagement until May 2006.

The audit reports of E&Y on the financial statements of the Company for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. E&Y did not complete the audit of the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003.

As disclosed in a Current Report on Form 8-K filed by the Company on June 18, 2004, E&Y declined to issue a report on the Company’s financial statements for the year ended December 31, 2003 unless it received an opinion of counsel to the effect that the possibility of a material adverse effect to the Company as a result of the comment received from the SEC staff that its investment advisory agreement might be invalid would be “remote” as defined in an accounting pronouncement that the Company and E&Y agreed was not applicable. The Company and E&Y were unable to agree on opinion language.

As further disclosed in a Current Report on Form 8-K filed by the Company on December 6, 2005, the Company’s investment adviser entered into a settlement agreement with the Securities and Exchange Commission (“SEC”) with respect to the calculation of advisory fees under its advisory agreement. As a result of the settlement agreement, the disagreement noted above has been rendered moot. The Company has authorized E&Y to respond fully to the inquiries of the successor accountant named below concerning this subject.

Other than as described in the two preceding paragraphs, during the fiscal years ended December 31, 2005 and 2004 and the period from January 1, 2006 through January 19, 2006, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements for such periods to the subject matter of the disagreement.

We have requested E&Y to furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. If E&Y chooses to furnish such a letter, we will amend this filing to include the letter as an exhibit.

(b) Engagement of KBA Group LLP

On January 19, 2006, the Audit Committee of Board of Directors of the Company approved the engagement of KBA Group LLP (“KBA”) to serve as the Company’s independent registered public accounting firm. We engaged KBA on January 19, 2006 to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. The Audit Committee has also determined that KBA will complete the audits for the fiscal years ended December 31, 2004 and 2003.

During our two most recently completed fiscal years and through the subsequent interim period preceding the decision to dismiss E&Y, neither we nor anyone on our behalf consulted with KBA on the application of accounting principles to a specified transaction, either completed or proposed; on the type of audit opinion that might be rendered on our financial statements; or a reportable event. We did not receive either written or oral advice from KBA as to such principles, audit opinion or reportable event.

Item 9.01 Financial Statements and Exhibits

Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Renaissance Capital Growth and Income Fund III, Inc.

Dated: January 19, 2006	By:	/s/ Barbara A. Butschek
Barbara A. Butschek
Title Secretary and Treasurer